STOCK PURCHASE AGREEMENT

This Agreement, dated February 12, 2009, is by and between Ramon Chimelis, (“Chimelis”); David M. Bovi (“Bovi”); Big Sky Industries III, Inc., a Florida corporation (“Company”); and HK Group, Corp., a Florida corporation (the “Buyer”). Chimelis and Bovi are collectively referred to as “Sellers.”

Whereas, Chimelis owns 1,000,000 shares of common stock of the Company, which represents 95.24% of the outstanding common stock of the Company; and Bovi owns 50,000 shares of common stock of the Company, which represents 4.76% of the outstanding common stock of the Company;

Whereas, Buyer desires to purchase 100% of the outstanding common stock of the Company from the Sellers;

Now therefore, in consideration of the mutual promises, covenants and representations contained herein, the parties agree as follows:

ARTICLE I

SALE OF SECURITIES

1.1

Subject to the terms and conditions of this Agreement, Sellers agree to sell and the Buyer agrees to purchase 1,050,000 shares of the Company’s common stock in exchange for the consideration set forth next to each Seller’s name: Ramon Chimelis-$10,000; David M.Bovi-$3,667.

ARTICLE II

COMPANY’S REPRESENTATIONS AND WARRANTIES

As of the closing date as defined in Article 5 below, to the Company’s’ best knowledge and belief, the Company represents and warrants the following to the Buyer:

2.1

Organization.  The Company is a corporation duly organized, validly existing, in good standing under the laws of the State of Florida, has all the necessary corporate powers to own real and personal property, and to carry on a business.

2.2.

Capital.  The authorized capital stock of the Company consists of 50,000,000 shares of common stock, $0.001 par value, of which 1,050,000 shares are issued and outstanding; and 5,000,000 shares of Preferred Stock, none of which are issued and outstanding.  The board of directors is authorized to provide for the issuance of such Preferred Stock in classes and series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series. All outstanding shares are fully paid and non assessable.

2.4.

Financial statements.  Audited financial statements have been submitted to the Buyer.  These statements were prepared according to generally accepted accounting principals. They fairly represent the financial position of the Company as of the respective dates and the results of its operations for the periods indicated.

2.5.

Securities and Exchange Commission Reports.  Except where failure to do so did not and would not have a material adverse effect on the Company, the Company has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the U.S. Securities and Exchange Commission (the “SEC”).  Buyer has been furnished copies of all such reports filed with the Securities and Exchange Commission (the “SEC”) since December 2000.

2.6.

Contracts and Leases.  Other than in connection with its activities as a “blank check” company, the Company has not carried on any business.  Other than as described in the Company’s reports filed with the SEC, the Company is not a party to any material contract, agreement or lease.  No person holds a power of attorney from the Company.

2.7.

Reporting Company Status.  The Company is a reporting company by virtue of the fact that the Company elected to register the Company’s common stock, $0.001 par value, pursuant to an SEC Form 10-SB registration statement on a voluntary basis in order to create a reporting “shell” company. The Company has a shareholder base of 2 shareholders and 1,050,000 shares of Common Stock outstanding, 1,000,000 of which are “control” securities and therefore deemed to be restricted as “control shares”. The Company’s shares of common stock are not traded on any type of securities exchange, and there is no market for the shares of common stock.

2.8.

Litigation.  The Company is not and has not been a party to any suit, action, arbitration, legal, administrative or other proceeding, or pending governmental investigation, and no such action or proceeding is threatened against the Company.

2.9.

Finder’s Fee.  No broker or finder is involved in this transaction.

ARTICLE III

SELLER’S REPRESENTATIONS AND WARRANTIES

As of the closing date as defined in Article VI below, to each Seller’s best knowledge and belief,  each Seller individually represents and warrants the following to the Buyer:

3.1.

Title.  Seller has good and marketable title to all of the securities to be sold to the Buyer pursuant to this Agreement.  The securities to be sold to the Buyer will be, at closing, free and clear of all liens, security interest, pledges, charges, claim, encumbrances and restrictions of any kind, other than affiliate “control share” restrictions (with respect to Chimelis’ shares) and other applicable state and federal securities law restrictions. None of such shares are or will be subject to any voting trust or agreement.  No person holds or has the right to receive any proxy or similar instrument with respect to such shares. So long as the Company’s board of directors approves this Agreement pursuant to applicable Florida statutes, there is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the shares by the Buyer, impair, restrict or delay the Buyer’s voting rights with respect to the shares.

3.2

Transferability. Seller has full power and authority to transfer the shares of common stock of the Company to the Buyer pursuant to this Agreement, and the execution, delivery and performance of this Agreement does not require the consent, approval or authorization of any third party, including any governmental authority, other than as described herein.

3.3

No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach of, or constitute a default under or a violation of the provisions of any agreement or other instrument to which the Seller is a party or by which the Seller is bound or of any law, ordinance, regulation, decree or order applicable to Seller.

ARTICLE IV

BUYER’S REPRESENTATIONS AND

WARRANTIES; ACKNOWLEDGEMENTS

As of the closing date as defined in Article VI below, Buyer represents and warrants the following to each Seller:

4.1

Authority. On the Closing Date, the Buyer shall have full power and authority to transfer to each Seller the consideration to be transferred to each Seller pursuant to this Agreement. The execution, delivery and performance of this Agreement does not require the consent, approval or authorization of any third party, including any governmental authority. If the Buyer is an entity other than a natural person, it represents that: (i) it is duly organized, validly existing and in good standing under the laws of the state of organization and has all the requisite power and authority to purchase the common stock as provided herein; (ii) such purchase does not result in any violations of, or conflict with, any term of the incorporation agreement or other documents governing the entity; and (iii) this Agreement has been duly executed and delivered on behalf of the Buyer and constitutes a legal, valid and binding agreement of the Buyer.

4.2

No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach of, or constitute a default under or a violation of the provisions of any agreement or other instrument to which the Buyer is a party or by which the Buyer is bound or of any law, ordinance, regulation, decree or order applicable to the Buyer.

4.3

Shares not Registered.  Buyer acknowledges that the shares of common stock transferred pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended ("Securities Act"), nor pursuant to the provisions of the securities act of any state.  The shares offered herein will be sold without benefit of registration under the federal and state securities acts by reason of specific exemptions from registration provided by such acts.

4.4.

Restrictions on Transfer.   Buyer acknowledges that there are substantial restrictions on the transferability of Sellers’ shares of common stock, as such securities are “restricted”, and Chimelis’ shares constitute “affiliate control shares.” These securities may not be sold unless such sale is exempt from registration under the Securities Act and applicable state securities laws. Buyer shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

4.5.

Legends.  The certificates representing Sellers’ shares of common stock bear a legend similar to the following:

The shares represented by this certificate have been acquired for investment purposes only and have not been registered under the securities act of 1933, as amended, or any state securities laws. Without such registrations, such securities may not be sold, pledged, hypothecated or otherwise transferred, except with the written consent of the company, and except upon delivery to the company of an opinion of counsel satisfactory to the company that such registrations are not required for such transfer, or the submission to the company of other evidence as may be satisfactory to it to the effect that the securities act of 1933, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder have been complied with.

4.6.

Access to Information. The Buyer acknowledges that it has been furnished with all materials relating to the Company and its business activities that have been requested. The Buyer has been afforded the full opportunity to ask questions of and receive answers from each Seller and the Company’s management concerning the Company and the Buyer’s purchase of the common stock, and all such questions have been answered to the full satisfaction of the Buyer. The Buyer has been afforded the full opportunity to obtain any additional information necessary to verify the accuracy of any representations of information provided to the Buyer.

4.7.

Acknowledgment. The Buyer acknowledges that the Buyer has had the benefit of financial and legal advisors with respect to this Agreement and that the Buyer is not relying upon the Sellers or any person on behalf of or retained by the Seller for any disclosure of information with respect to this Agreement.  Notwithstanding, nothing in this subparagraph 4.7 shall be a defense to or mitigation of any breach by the Sellers of the Sellers’ representations and warranties set forth in this Agreement.

ARTICLE V

COVENANTS OF THE PARTIES

5.1.

Conduct of Each of the Parties Prior to the Closing.  Pending consummation of this Agreement, each of the parties to this Agreement agrees, without prior written consent of the other parties to this Agreement, given in a letter which specifically refers to this Article of the Agreement: (A) not to (i) perform any act or omit to take any act that would make any of the representations made above, inaccurate in any material respect or materially misleading as of the closing date, or (ii) make any payment or distribution except for the payment of liabilities incurred in the ordinary course of business; or (B) to conduct its business in the ordinary and regular course, and keep its books of account, records and files in substantially the same manner as at present.

5.2.

Notice.  Pending the closing of the transactions contemplated in this Agreement or prior to termination of this Agreement, each party agrees that it will promptly advise the others of the occurrence of any condition or event which would make any of its representations contained in this Agreement inaccurate, incorrect, or materially misleading.

5.3.

Access.  Prior to the Closing, each party shall afford to the other parties to this Agreement (and their respective officers, attorneys, accountants and other authorized representatives), upon reasonable notice, free and full access during usual business hours to its relevant offices, personnel, books and records and other data, financial or otherwise, so that each such party may have full opportunity to make such investigation as it shall desire of the assets and the business and operations of the other parties, provided that such investigation shall not unreasonably interfere with such parties operations. The scope of the investigation will include, but not be limited to, verification of the accounts, books and records of each party.  Duly authorized representatives shall also be entitled to discuss with officers of each party, its counsel, employees and independent public accountants, all of its books, records and other corporate documents, contracts, pricing and service policies, commitments and future prospects. Representatives of each party will furnish to the other parties to this Agreement and such other persons, copies of all materials relating to the business affairs, operations, assets and liabilities of each party which may be reasonably requested from time to time and will cause representatives and employees of each party to assist in such investigation. All information obtained in connection with the transactions contemplated by this Agreement or in the course of their investigations, whether obtained before or after the date of this Agreement shall be used only in connection with this Agreement and the subsequent operation of the combined entity and the other parties to this Agreement shall assure that all such information will be otherwise kept strictly confidential by each of them and their respective representatives.

5.4.

Additional Documents.  At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement and to perfect the conveyance and transfer of any property or rights to be conveyed or transferred or perfect the assumption of any liabilities assumed under the terms of this Agreement.

5.6.

Filing of Returns; Additional Information.  Each party will file on a timely basis all tax returns, notices of sale and other documentation required by law in connection with the transactions provided for in this Agreement or otherwise required by law, regulation or pursuant to the terms of any agreement to which it is a party.  Each party will supplement any previous filing made by it in accordance with legitimate requests made by applicable agencies or parties to the extent required by the relevant law, regulation or agreement.

5.7.

Compliance with Conditions to Closing.  Subsequent to the execution and delivery of this Agreement and prior to the closing, each of the parties to this Agreement will execute such documents and take such other actions as reasonably may be appropriate to fulfill the conditions to the closing provided for in Article 4 of this Agreement.

5.8.

Further Assurances.  Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments and take such other action as the other parties hereto may reasonably require in order to carry out this Agreement and the transactions contemplated hereby and thereby.

ARTICLE VI

 CLOSING

6.1.

Time and Place; Effective Date.  The closing of the transactions provided for in this Agreement shall take place as soon as practicable but no later than February 12, 2009, or such other date as the parties may agree upon.

6.2.

Delivery of Documents.  The following shall be delivered at closing:

By each Seller:

•

Original certificates in the name of Seller representing all of the outstanding securities of Seller duly endorsed in blank or accompanied by duly executed stock powers.

By the Company:

•

A resolution of the Board of Directors dated the closing date, authorizing and approving this Agreement and the transactions contemplated by it.

•

All of the remaining business and corporate records of the Company not already provided.

By the Buyer:

•

Certified check or wire transfer in the amount of $10,000 U.S. payable to Chimelis.

•

Certified check or wire transfer in the amount of $3,667 U.S. payable to Bovi.

ARTICLE VII

 NOTICES

Any notice, request, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered, given, and received for all purposes if written and (i) if delivered personally, by facsimile, or by courier or delivery service, at the time of such delivery; or (ii) if directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, two business days after such delivery to the United States Postal Service.

If to Sellers:

7557 West Sand Lake Road

Suite 153, Orlando, Florida 32819

With a copy to:

David M. Bovi, Esq.

David M. Bovi, P.A.

319 Clematis Street, Suite 700

West Palm Beach, Florida 33401

If to Buyer:

2582 S. Maguire Rd.

Ste. 323

Ocoee, FL  34761

Any party may change the address to which notices are to be mailed by giving notice as provided herein to all other parties.

ARTICLE VIII

MISCELLANEOUS

8.1.

Entire Agreement. This Agreement, including any exhibits and schedules, contain all of the terms and conditions agreed upon by the parties with reference to the subject matter and supersede any and all previous agreements, representations, and communications between the parties, whether written or oral. This Agreement, including its exhibits and schedules, may not be modified or changed except by written instrument signed by all of the parties, or their respective successors or assigns.

8.2.

Assignment. This Agreement shall not be assigned or assignable by any of the parties without the express written consent of the other parties. This Agreement shall inure to the benefit of and be binding on the parties and their respective successors and assigns.

8.3.

Captions. All headings are inserted for the convenience of the parties and shall not be used in any way to modify, limit, construe, or otherwise affect this Agreement.

8.4.

Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

8.5.

Waiver.  Each of the parties may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other party; (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the covenants of the other party contained in this Agreement; or (iv) waive, in whole or in part, performance of any of the obligations of the other party. No action taken pursuant to this Agreement, including, but not limited to, the consummation of the closing or any knowledge of or investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, possessing such knowledge, or performing such investigation of compliance with the representations, warranties, covenants, and agreements contained herein.

The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or similar breach.

8.6.

Controlling Law.  This Agreement has been entered into in the state of Florida and shall be governed by, construed, and enforced in accordance with the laws of Florida.

8.7.

Gender.  Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include the feminine and the neuter, references to the neuter shall be deemed to include the masculine and the feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural.

8.8.

Attorneys’ Fees.  In the event a lawsuit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover such party’s costs of suit and reasonable attorneys’ fees, through all appeals.

8.9.

References to Agreement.  The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Agreement and not to any particular section, article, provision, annex, exhibit, schedule, or paragraph unless so required by the context.

8.10.

Schedules and Exhibits.  Schedules and exhibits to this Agreement (and any references to any part or parts of them) shall, in each instance, include the schedules or exhibits (as the case may be) attached to this Agreement as well as any amendments to such schedules or exhibits (in each such case). All such schedules and exhibits shall be deemed an integral part of this Agreement, and are incorporated into this Agreement by reference.

8.11.

Venue.  Any litigation arising under this Agreement shall be instituted only in Orange County, Florida, the place where this Agreement was executed. All parties agree that venue shall be proper in that county for all such legal or equitable proceedings.

8.12.

Severability.  Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, and/or provision. If any provision of this Agreement shall be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.  The Parties hereto agree to provide an agreed upon provision which shall have the same force and effect in the event any provision herein is severed pursuant to the terms hereof.

8.13.

Rights in Third Parties.  Except as otherwise specifically provided, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer on or give any person, firm, or corporation, other than the parties and their respective shareholders, any rights or remedies under or by reason of this Agreement.

8.14.

Expenses.  Each party shall pay its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement, except as otherwise provided herein.

8.15.

No Oral Change.  This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally but only by an agreement of the parties in writing.

8.16.

Binding Effect.   This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.17.

Survival.  All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the date of the closing and shall survive the closing of this Agreement.

8.18.

Mutual Cooperation.  The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

8.19.

Ambiguities.

Ambiguous terms shall not be interpreted against the drafting party.

ARTICLE IX

TERMINATION

This Agreement may be terminated at any time prior to the closing date solely by the mutual written consent of all parties hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:	Big Sky Industries III, Inc.

By: ______________	By:	/s/ Ramon Chimelis
Ramon Chimelis, President

/s/ Ramon Chimelis
Ramon Chimelis, Seller

/s/David M. Bovi
David M. Bovi, Seller

ATTEST:	HK Group, Corp.

By: ______________	By:	/s/Ricardo Santos
Ricardo Santos, President